Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Fourth Quarter 2023 and Full-Year Financial Results;
Declares Quarterly Cash Dividend of $0.28 per Share
Company to Host Conference Call on Friday, February 16, 2024, at 11:00 a.m. Eastern Standard Time
Henderson, Nevada - (GLOBE NEWSWIRE) – February 15, 2024 – Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low-to-medium hazard industries, today reported financial results for its fourth quarter and year ended December 31, 2023.
Full-Year 2023 Financial Highlights
(All comparisons versus full-year 2022)
•Net income of $118.1 million ($4.45 per diluted share), versus $48.4 million ($1.75 per diluted share);
•Adjusted net income of $101.7 million ($3.83 per diluted share), versus $81.0 million ($2.93 per diluted share);
•Net investment income of $106.5 million, versus $89.8 million;
•Gross premiums written of $767.7 million, versus $714.2 million;
•Net premiums earned of $721.9 million, versus $675.2 million;
•Net favorable prior year loss reserve development of $44.9 million, versus $33.5 million;
•GAAP combined ratio of 95.0% (96.0% excluding LPT), versus 96.9% (98.1% excluding LPT);
•Returned $106.5 million to stockholders through a combination of share repurchases and regular quarterly dividends;
•Record number of ending policies in-force of 126,409, versus 121,356; and
•Adjusted Book value per share of $47.26, up 10.5% including dividends declared.
Fourth Quarter 2023 Financial Highlights
(All comparisons versus fourth quarter 2022)
•Net income of $45.6 million ($1.77 per diluted share), versus $47.2 million ($1.72 per diluted share);
•Adjusted net income of $36.1 million ($1.40 per diluted share), versus $34.4 million ($1.25 per diluted share);
•Net investment income of $26.2 million, versus $27.0 million;
•Gross premiums written of $178.2 million, versus $173.8 million;
•Net premiums earned of $187.5 million, versus $181.1 million;
•Net favorable prior year loss reserve development of $24.9 million, versus $23.2 million;
•GAAP combined ratio of 88.1% (88.8% excluding LPT), versus 90.6% (91.7% excluding LPT); and
•Returned $22.9 million to stockholders through a combination of share repurchases and regular quarterly dividends.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “We are thrilled with our fourth quarter and full-year 2023 results. We closed the year with impressive revenue growth driven by strong increases in both premium writings and investment income. Our growth in written premium in 2023 resulted from a 20% increase in new business coupled with a 9% increase in renewal business, and solid audit premium recognition. Our investment performance also contributed nicely to our overall results and financial strength. Our 2023 net investment income of $106.5 million represented a 19% increase over 2022, and we recognized $70.9 million of after-tax unrealized gains from our fixed maturities, common stock and other investments.”
Ms. Antonello continued, “We maintained our current accident year loss and loss adjustment expense ratio on voluntary business at 63.3%, an improvement over the 64.0% we recorded throughout 2022. Our fourth quarter full reserve study led to the recognition of $24.6 million of net favorable prior year loss reserve development from our voluntary business. Those actions, coupled with our continual focus on our underwriting expenses yielded an ex-LPT combined ratio of 88.8% for the fourth quarter, down from 91.7% a year ago, and 96.0% for the full year, down from 98.1% a year ago.
Our active capital management efforts throughout 2023, which consisted of $77.1 million of share repurchases and $29.4 million of regular quarterly dividends, coupled with the greater economies of scale we are achieving, further complemented our success in 2023. Our strong balance sheet and abundant underwriting capital are highly supportive of our plans for continued growth and success.
Beyond our financial results, we completed a full integration of Cerity’s operations into those of Employers during the fourth quarter. As a result of this action: (i) we will continue to offer direct-to-consumer policies through the Cerity brand; (ii) we expect to realize meaningful fixed underwriting expense savings going forward; and (iii) we have eliminated the former Cerity segment and have reverted back to being a single segment reporter. With the Cerity integration complete, we are well-positioned to focus our efforts in 2024 on further appetite expansion, and increased self-service options for policyholders, agents and injured workers.
Finally, I want to thank our highly dedicated employees for their outstanding efforts in 2023.”
Summary of Consolidated Fourth Quarter 2023 Results
(All comparisons versus fourth quarter 2022, unless otherwise noted)
Gross premiums written were $178.2 million, an increase of 3%. The increase was primarily due to higher new and renewal business writings. Net earned premiums were $187.5 million, an increase of 4%.
Losses and loss adjustment expenses were $92.9 million, an increase of 2%. The increase was primarily due to higher earned premium, partially offset by a lower current accident year loss and loss adjustment expense ratio and higher net favorable prior year loss reserve development. The Company recognized $24.9 million of favorable prior year loss reserve development during the quarter versus $23.2 million a year ago. The Company’s loss and loss adjustment expense ratio was 49.5% (50.2% excluding LPT) for the quarter versus 50.4% a year ago (51.5% excluding LPT).
Commission expenses of $26.3 million were highly consistent with those of a year ago. The Company's commission expense ratio was 14.0% for the quarter versus 14.4%.
Underwriting and general and administrative expenses of $46.1 million were consistent with those of a year ago. The Company's underwriting and general and administrative expense ratio was 24.6% for the quarter versus 25.8%.
Net investment income was $26.2 million, a decrease of 3%. The decrease was due to lower invested balances of fixed maturity securities, short-term investments and cash and cash equivalents, as measured by amortized cost, partially offset by higher bond yields.
Net realized and unrealized gains on investments reflected on the income statement were $12.1 million versus $13.7 million.
Interest and financing expenses were $0.6 million, a decrease of 70%. The decrease resulted from the recent repayment of all outstanding Federal Home Loan Bank of San Francisco advances.
Other expenses of $1.6 million consisted of a non-recurring charge in connection with previously capitalized cloud computing costs.
Federal and state income tax expense was $12.6 million (21.6% effective rate) versus $8.7 million (15.6% effective rate). The effective rates in each period reflect income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share including the deferred gain of $43.88 increased by 16.3% during 2023, computed after taking into account dividends declared. This measure was favorably impacted by $46.6 million of after-tax unrealized gains arising from fixed maturity securities (which are reflected on the balance sheet) and $24.3 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement). The Company's adjusted book value per share of $47.26 increased by 10.5% during 2023, computed after taking into account dividends declared. This measure was favorably impacted by $24.3 million of net after tax unrealized gains arising from equity securities and other investments (which are reflected on the income statement).
Share Repurchases and First Quarter 2024 Dividend Declaration
During the fourth quarter of 2023, the Company repurchased 400,334 shares of its common stock at an average price of $38.40 per share. During the period from January 1, 2024 through February 14, 2024, the Company repurchased a further 123,073 shares of its common stock at an average price of $39.45 per share. The Company currently has a remaining share repurchase authorization of $16.2 million.

On February 14, 2024, the Board of Directors declared a first quarter dividend of $0.28 per share. The dividend is payable on March 13, 2024 to stockholders of record as of February 28, 2024.
Earnings Conference Call and Webcast
The Company will host a conference call on Friday, February 16, 2024 at 11:00 a.m. Eastern Standard Time / 8:00 a.m. Pacific Standard Time.
To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.
Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on small and select businesses engaged in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.
Contact Information
Mike Paquette (775) 327-2562 or mpaquette@employers.com